EXHIBIT 23

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration No. 2-85796 of Superior Uniform Group, Inc. on Form S-8 of our report dated February 26, 2003, appearing in the Annual Report on Form 10-K of Superior Uniform Group, Inc. for the year ended December 31, 2002.

/s/ DELOITTE & TOUCHE LLP

Tampa, Florida March 7, 2003